SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 19, 2001

MICRO GENERAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-8358	95-2621545

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2510 Red Hill Avenue, Santa Ana, California		92705

(Address of principal executive offices)		(Zip Code)

(949) 622-4444

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposal of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 2. Acquisition or Disposal of Assets
Item 7. Financial Statements and Exhibits
SIGNATURES

Item 2. Acquisition or Disposal of Assets.

Effective November 1, 2001, Micro General Corporation, a Delaware corporation (the “Registrant”), pursuant to Stock Purchase Agreements with Beyond Ventures, LLC and MGEN Tech Fund I, L.P., acquired 100 percent of the common stock (1,250,000 shares) of RealEC Technologies, Inc., a Delaware corporation.

In consideration for the acquisition of the common stock, the Registrant transferred to Beyond Ventures, LLC 30,779 shares of the Registrant’s common stock and to MGEN Tech Fund I, L.P., 123,114 shares of the Registrant’s common stock. Combined with the Registrant’s convertible preferred stock position, the Registrant now owns 56 percent of RealEC Technologies on a diluted basis assuming conversion of all convertible preferred stock. Effective November 1, 2001, the Registrant will consolidate RealEC Technologies results with its results of operations.

The press release issued by the Registrant is attached hereto as Exhibit 99-3.

Item 7.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. The financial statements required by this item 7(a) will be provided at a later time but no later than February 11, 2002.

(b)	Pro forma financial information. The pro forma financial statements required by this item 7(b) will be provided at a later time but no later than February 11, 2002.

(c)	Exhibits.

99.1	Stock Purchase Agreement with Beyond Ventures, LLC dated November 1, 2001.

99.2	Stock Purchase Agreement with MGEN Tech Fund I, L.P., dated November 1, 2001.

99.3	Press Release of the Registrant dated December, 13, 2001, announcing the acquisition of RealEC Technologies, Inc., a Delaware corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO GENERAL CORPORATION

Dated: December 19, 2001	/s/ Joe Root

Joe Root Senior Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Stock Purchase Agreement with Beyond Ventures, LLC dated November 1, 2001.
99.2	Stock Purchase Agreement with MGEN Tech Fund I, L.P., dated November 1, 2001.
99.3	Press Release of the Registrant dated December, 13, 2001, announcing the acquisition of RealEC Technologies, Inc., a Delaware corporation.